UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2020

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SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

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Arkansas	000-06253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street

Pine Bluff, Arkansas 71601

(Address of Principal Executive Offices) (Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2020, the Board of Directors ("Board") of Simmons First National Corporation ("Corporation") approved an amendment to Article IV, Section 1 of the Corporation's bylaws ("Bylaws") to update the independence requirements for directors serving on the standing committees of the Corporation. Under Article IV, Section 1 of the Bylaws, as amended, all standing committees, except the Executive Committee and the Risk Committee, shall consist of independent directors. Previously, the Bylaws indicated that all standing committees except the Executive Committee should consist of independent directors.

The aforementioned amendment to the Bylaws is effective October 21, 2020. The full text of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and incorporated herein by reference. This description of the amendment is qualified in its entirety by reference to the text thereof.

Item 8.01. Other Events.

On October 22, 2020, the Corporation announced the resumption of its previously authorized stock repurchase program ("Program"). The Program, which was originally authorized by the Board in October 2019 and amended by the Board in March 2020, allows for the repurchase of up to $180 million of the Corporation's Class A common stock ("Common Stock"). The Corporation has not made any repurchases under the Program since March 31, 2020. As of October 22, 2020, the Corporation has repurchased Common Stock with an aggregate purchase price of $103,435,703, leaving $76,564,297 available for Common Stock repurchases under the Program. The timing, pricing, and amount of any repurchases under the Program will be determined by the Corporation's management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Common Stock, corporate considerations, the Corporation's working capital and investment requirements, general market and economic conditions, and legal requirements. The Program does not obligate the Corporation to repurchase any Common Stock and may be modified, discontinued, or suspended at any time without prior notice. The Program will terminate on October 31, 2021 (unless terminated sooner). A copy of the press release issued by the Corporation announcing the resumption of the Program is attached as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may not be based on historical facts and should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future periods or by the use of forward-looking terminology, such as "believe," "budget," "expect," "foresee," "anticipate," "intend," "indicate," "target," "estimate," "plan," "project," "continue," "contemplate," "positions," "prospects," "predict," or "potential," by future conditional verbs such as "will," "would," "should," "could," "might" or "may," or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to the Corporation's future growth, profitability, and stock repurchase program. Any forward-looking statement speaks only as of the date of this Current Report on Form 8-K, and the Corporation undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date hereof. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, the assumptions used in making the forward-looking statements, the securities markets generally and the price of the Corporation's Common Stock specifically, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional factors are included in the Corporation's Form 10-K for the year ended December 31, 2019, and the Corporation's Form 10-Q for the quarter ended June 30, 2020, which have been filed with, and are available from, the U.S. Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1	By-Laws of Simmons First National Corporation, as amended effective October 21, 2020.
Exhibit 99.1	Press Release dated October 22, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: October 22, 2020	By:	/s/ Robert A. Fehlman
Robert A. Fehlman
Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer